EXHIBIT 99.1
                                                                  April 13, 2004




                    Metris Issues $200 Million In Securities
                        Backed By Credit Card Receivables

MINNETONKA, Minn. (April 13, 2004) - Metris Companies Inc. (NYSE: MXT) announced today that Metris Receivables, Inc., its wholly owned subsidiary, through the Metris Master Trust, has issued $200 million of three-year credit card asset-backed term securities to institutional investors. The securities were rated triple A based on a surety policy issued by MBIA. The 2004-1 series, Metris Receivables, Inc.'s first public offering since May 2002, was priced at a spread of 28 basis points over one-month London Interbank Offered Rate ("LIBOR"). The proceeds from these securities are expected to be used to repay outstanding conduit balances in 2004-A, which are due in May 2004. Banc of America Securities LLC and Deutsche Bank Securities, Inc. led the transaction with Barclays Capital and Goldman Sachs & Co. acting as co-managers.

"We are pleased with our company's re-entrance into the capital markets with this asset-backed deal and are looking forward to future transactions as our performance continues to improve," said Metris Chairman and CEO David Wesselink.

Metris Companies Inc., based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, our high liquidity requirement; our higher delinquency rate, credit loss rates and charge-off rates of our "Credit card loans"; the higher charge-off and bankruptcy rates of the Company's target market of moderate-income consumers; the success and impact of our existing or modified strategic initiatives; the effect of the restatement of the Company's financial statements discussed herein, risks associated with Direct Merchants Bank's ability to comply with its agreement with regulators regarding the safety and soundness of its operations; interest rate risks; risks associated with acquired portfolios; dependence on the securitization markets and other funding sources to fund our business, including the refinancing of existing indebtedness; the effects of the previously announced SEC investigation, government policy and regulation, whether of general applicability or specific to us, including restrictions and/or limitations relating to our minimum capital requirements, reserving methodologies, dividend policies and payments, growth, and/or underwriting criteria; reduced funding availability and increased funding costs; privacy laws that could result in lower revenue generated from fewer marketing campaigns and/or penalties for non-compliance; and general economic conditions that can have a negative impact on the performance of loans and marketing of credit protection and other enhancement services. For further information on risk factors that could impact the Company, and statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.




Scott Fjellman                         Mark Van Ert
Senior Vice President                  Senior Vice President
Treasurer                              Investor/Media Relations
Phone: 952.358.4508                    Phone: 952.525.5092
Fax: 952.593.4733                      Fax: 952.417.5613